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                                                                    Exhibit 6.10



                           Nicholas-Applegate Mutual Funds
                                  600 West Broadway
                                      30th Floor
                             San Diego, California 92101

December __, 1996

Nicholas-Applegate Securities
600 West Broadway
30th Floor
San Diego, CA 92101

Ladies and Gentlemen:

         This will confirm our agreement that the Distribution Agreement between us dated April 19, 1993, as previously amended, is hereby further amended by adding the following as an additional Portfolio thereunder:

             NICHOLAS-APPLEGATE LARGE CAP GROWTH INSTITUTIONAL PORTFOLIO

         In all other respects, the Distribution Agreement, as previously amended, will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

Very truly yours,



--------------------------
John D. Wylie, President


AGREED:
Nicholas-Applegate Securities
By:      Nicholas-Applegate Capital
    Management Holdings, L.P.,
    its general partner
By: Nicholas-Applegate Capital
    Management Holdings, Inc.,
    its general partner


By:
   ----------------------------------
    E. Blake Moore, Jr., Secretary